Exhibit 99.1

WORLD KINECT CORPORATION TO HOST
SECOND QUARTER 2023 EARNINGS CONFERENCE CALL

MIAMI--(BUSINESS WIRE) — July 11, 2023 — World Kinect Corporation (NYSE:WKC) invites you to participate in a conference call with its management team on Thursday, July 27, 2023 at 5:00 p.m. Eastern Time to discuss the company's second quarter results, as well as certain forward-looking information. The company plans to release its second quarter results after the market closes on the same date.

Participants can access the live webcast or participate by phone by visiting the company’s website at https://ir.wfscorp.com/events. To join the conference call by phone, participants must pre-register and will then receive dial-in information and a PIN enabling access to the call. A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the company's website through August 9, 2023.

About World Kinect Corporation
Headquartered in Miami, Florida, World Kinect Corporation is a leading global energy management company, offering a broad suite of energy advisory, management and fulfillment services, digital and other technology solutions, as well as sustainability products and services across the energy product spectrum. In addition to its core energy offerings to customers in the transportation sector, the company has expanded its product and service offerings to include energy advisory services, sustainability and renewable energy solutions, as well as supply fulfillment for natural gas and power. The company continues to focus on advancing the energy transition to lower carbon alternatives through expanding its portfolio of energy solutions and providing customers with greater access to sustainably sourced energy.

For more information, visit https://corp.worldkinect.com.

Contact:

Ira M. Birns
Executive Vice President & Chief Financial Officer

Elsa Ballard
Vice President of Investor Relations

investor@worldkinect.com